Exhibit 99.1

U.S. BioDefense Signs Commercial Evaluation Agreement Related To A Method For Universal Inactivation of Viruses, Parasites, and Tumor Cells with National Institute of Health (NIH)

CITY OF INDUSTRY, Calif., - U.S. BioDefense (OTC Bulletin Board: UBDF - News) is pleased to announce today that it has entered into a COMMERCIAL EVALUATION LICENSE AGREEMENT Docket #E-303-2003/0 related to the patent pending pathogenic inactivation with the United States Public Health Service (“PHS”) within the Department of Health and Human Services, through the Office of Technology transfer, National Institutes of Health (NIH). The address is 6011 Executive Blvd. Suite 325 Rockville, MD 20852-3804.

According to CEO, David Chin “the invention provides new methods for inactivating viruses, bacteria, parasites and tumor cells. These inactivated agents can be used as vaccine to prevent the diseases caused by such viruses, bacteria, parasites and tumor cells. Many vaccines including the Flu vaccination Flumist are made from a live, but weakened virus.”

NIH’s bioterrorism budgets have jumped from $53 million in 2001 to $1.7 Billion in 2005.

U.S. Biodefense, Inc. intends to conduct laboratory experiments under this Agreement to evaluate the suitability for commercial development of inventions encompassed by the Licensed Patent Rights and the Licensed Products and Licensed Processes in the Field(s) of Use of Research and Development related to Biodefense Applications.  Furthermore, U.S. Biodefense, Inc. has agreed to provide the facilities, personnel, and expertise to evaluate the commercial applications of the Licensed Products, Licensed Processes, and the inventions encompassed by the Licensed Patent Rights, and that it will expend reasonable efforts and resources on research and development of potential commercial products using the Licensed Products, Licensed Processes, and the inventions encompassed by the Licensed Patent Rights.

PHS has granted to U.S. Biodefense, Inc. a nonexclusive license for evaluation purposes to make and use but not to sell the Licensed Products and Licensed Processes and products and processes encompassed within the scope of a claim in the Licensed Patent Rights.  Licensee agrees that any commercial or industrial use or sale of any such products or processes, including any formalized in-house screening programs, other than for evaluation purposes, will be made only pursuant to the terms of a commercialization license to be negotiated in good faith by the parties.  The rights provided herein are provided for the evaluation of commercial applications only and not for commercial use.

U.S. Biodefense, Inc. acknowledges that third parties also may be evaluating the Licensed Patent Rights, the Licensed Products, or the Licensed Processes for a variety of commercial purposes, and no guarantee can be made, should Licensee apply for a license, that such a license would be available for any particular field of use.  PHS agrees to notify Licensee promptly if it receives from another company an exclusive license application in the Field(s) of Use.  U.S. Biodefense, Inc.  is encouraged to publish the results of its research projects using the Licensed Products or the Licensed Processes.  In all oral presentations or written publications concerning the Licensed Products or the Licensed Processes, Licensee will acknowledge the contribution by the named inventors to the Licensed Products or the Licensed Processes, unless requested otherwise by PHS or the named inventors.

The invention described herein was developed with support from the National Cancer Institute. The United State Government has certain rights in the invention.  The invention is related to a method for universal inactivation of viruses, parasites and tumor cells. These inactivated agents can be used as vaccines against the diseases caused by such virtues, parasites and tumor cells. The inventive inactivation method of the agent. Hence, the immunogenic of the agent as a whole is maintained and can be safely used for vaccination without the threat of infection.

Vaccination against pathogens has been one of the major accomplishments of medicine over the past century. While effective vaccines have been developed for a large number of diseases, development if a safe and effective vaccines for a number of other diseases remain problematic. The use of inactivated or killed microbial agents as a vaccine, although generally safe, will not always be effective if the immunogenic characteristics of the agents are altered. Indeed, the preferential degradation of certain antigens on the inactivated microorganism might produce a weak or poorly targeted immune response that permits a pathological response when the host is later challenged with the live microorganism. On the other hand, while the preparation of live attenuated microbial agents as vaccines will often provide improved immunologic reactivity use of such live attenuated microbial agents have an increases risk that the vaccine itself will be infections. Such live attenuated vaccines can be infectious, for example, as a result of reversion, or the organism may be able to propagate and provide a reservoir for future infection.  Thus, one must generally choose between improved effectiveness and greater degree of safety when selecting between the viral inactivation and viral attenuation techniques for vaccine preparation. The choice is particularly difficult when the virus is resistant to inactivation and requires highly rigorous inactivation conditions that are likely to degrade the antigenic characteristics. It is therefore desirable to provide improved methods for inactivating agents such as virus, bacteria, cancer cells and other cell types, where the methods are capable of inactivating these agents without causing substantial degradation of the antigenic structure of the agents. In particular, the inactivated agents should be useful as vaccines and free from adverse side effects at the time of administration as well as upon subsequent challenge with the live agent.

 The invention provide methods for inactivating an infective or other agent of interest that involve exposing the agent to a hydrophobic photoactivatable compound, for example, 1, 5-iodonaphthylazide(INA). These compounds are non-toxic, hydrophobic compound that will penetrate into the innermost regions of biological membrane bilayers and will accumulate selectively in these regions. Upon irradiation with light, a reactive derivative of the compound is generated that binds to membrane proteins deep in the lipid bilayer. This process specifically inactivates integral and activity of the proteins that protrude from the extracellular surface of the membrane. Such inactivation is so successful that the inactivated infective agent, or other agent of interest, can be used as a vaccine.

According to the inventor, treatment of tumor cells with a photoactivable hydrophobic compound of the invention blocks cell division and colony formation with no detectable damaged to the structural integrity of cells. Moreover, when live HIV and SIV viral particles are treated with appropriate concentration of such photoactivatable hydrophobic compounds, no infectivity is observed and there were minor, generally insubstantial changes in the structural integrity of the virus particle. These modified viral particles reacted with monoclonal antibodies directed against selected viral proteins and the inactivated viruses bound to their target cells. However, viral fusion with the membrane was impaired by the inventive method for inactivation of virtues, microbes and tumor cells.

About U.S. BioDefense, Inc.

U.S. BioDefense is a Department of Defense central contractor that researches, develops, and commercializes leading-edge biodefense vaccines and related security technology.

Safe Harbor Statement Forward-Looking Statements Included in this release are certain "forward-looking" statements, involving risks and uncertainties, which are covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's financial performance. Such statements are based on management's current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ materially from those referred to or implied by such statements. In addition, actual future results may differ materially from those anticipated, depending on a variety of factors, including continued maintenance of favorable license arrangements, success of market research identifying new product opportunities, successful introduction of new products, continued product innovation, the success of enhancements to the Company's brand image, sales and earnings growth, ability to attract and retain key personnel, and general economic conditions affecting consumer spending, including uncertainties relating to global political conditions, such as terrorism. Information with respect to important factors that should be considered is contained in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in its expectations, except as may be required by law.

     CONTACT:

     U.S. BioDefense, Inc.

     David Chin, 626-961-0562

     info@usbiodefense.com